Exhibit 99.1

Aeva Wins Exclusive Global Production Contract from Top European Passenger OEM

Aeva Becomes Exclusive Tier-1 Supplier of LiDAR for the Global Top 10 OEM’s Vehicle Platform Worldwide Outside China

Multi-Year Production Program Extends into Mid-2030s, with Aeva’s Start of Production Targeted in 2028

MOUNTAIN VIEW, Calif., Dec. 3, 2025 – Aeva® (Nasdaq: AEVA), a leader in next-generation sensing and perception systems, today announced that a Top European passenger OEM has selected Aeva as its exclusive LiDAR supplier for its global series-production vehicle platform to enable Level 3 automated driving. This award follows the successful completion of a joint development program with the global Top 10 passenger OEM and marks a significant step toward bringing Aeva Atlas™ Ultra 4D LiDAR technology into large-scale production. The multi-year program spans the next decade and is expected to support multiple vehicle models across the OEM’s global platform outside of China.

The OEM will standardize its Level 3 system on Aeva’s sensing and perception technology for deployment across its global vehicle platform. This includes internal combustion, hybrid, and electric models. With this selection, the OEM becomes the first major passenger car manufacturer, alongside leading commercial vehicle OEMs, to transition from conventional 3D time-of-flight LiDAR to Aeva’s next-generation 4D LiDAR perception platform.

“After months of close collaboration, we’re honored to be selected by an industry leading automaker with millions of vehicles in annual production worldwide, for a long-term agreement to directly supply LiDAR technology for its global series production vehicles,” said Soroush Salehian, Co-Founder & CEO of Aeva. “This OEM views LiDAR as essential to enabling safe Level 3 automation, and their decision marks a pivotal moment as the passenger vehicle industry accelerates toward bringing Level 3 capabilities to consumers worldwide. This vote of confidence underscores the breakthrough performance of our long-range, velocity-sensing technology platform and reinforces Aeva’s readiness to meet the rigorous quality, high-volume manufacturing, and performance requirements of leading global automakers.”

This award advances Aeva’s growing momentum as a trusted Tier-1 partner to leading OEMs globally, including its exclusive long-range LiDAR series production program with Daimler Truck. Aeva expects to share additional details about the OEM production program in early 2026.

About Aeva Technologies, Inc. (Nasdaq: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving, manufacturing automation and smart infrastructure, to robotics and consumer devices. Aeva is accelerating autonomy with its groundbreaking perception platform that integrates lidar-on-chip technology, system-on-chip processing, and perception algorithms onto silicon leveraging silicon photonics. Aeva 4D LiDAR sensors uniquely detect velocity and position simultaneously, allowing automated devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Eve, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to expectations about our product features, performance, the timing of revenue and production ramp with a top 10 global automotive OEM, the timing of Atlas Ultra SOP, and the timing of additional information about the production win. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the timing of any orders, (v) market acceptance of the OEMs vehicles, (vi) the risk that the OEM may not pursue the program as currently anticipated, (vii) unforeseen errors or defects, (viii) the ability to ship products in a timely manner, (ix) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai

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